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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

             Current Report Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                 April 21, 1998
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                                 Tengasco, Inc.
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             (Exact name of Registrant as specified in its charter)

                         Commission File Number 0-20975
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          Tennessee                                               87-0267438
          ---------                                               ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

             603 Main Avenue, Suite 500, Knoxville, Tennessee 37902
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                    (Address of Principal Executive Offices)

                                 (423) 523-1124
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              (Registrant's Telephone number, including area code)



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Item 5. Other Events.

         On April 21, 1998, at the request of the board of directors of Tengasco, Inc. (the "Company"), Malcolm E. Ratliff agreed to return to the management of the Company as its Chief Executive Officer. Mr. Ratliff, who was the Chief Executive Officer for the period from March 13, 1997 until March 13, 1998, had resigned for health reasons.

         Malcolm E. Ratliff is 51 years old. He attended the University of Mississippi from 1965 to 1967. He has been involved in the oil and gas business since 1974, initially as a roustabout and then developing oil and gas leases. In 1992 he was involved with personal investments. In 1993 and 1994 he experienced serious health problems which prevented him from working. In April 1995, he became associated with the Company and, after its merger with Onasco, he served as a consultant to the Company's Board of Directors. From March 13, 1997 until March 13, 1998 he was the Chief Executive Officer of the Company, and was acting as interim President of the Company as a result of the death, on September 13, 1997, of Daniel Follmer, the Company's President, through March 13, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: April 23, 1998

                                 Tengasco, Inc.

                                 By: /s/ Robert M. Carter

                                 Robert M. Carter, President

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